UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on January 13, 2012, Lexington Realty Trust, which we refer to as the Trust, entered into a term loan agreement, which we refer to as the Term Loan Agreement, among the Trust, Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., jointly and severally as borrowers, Wells Fargo Bank, National Association, as agent, and each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.5 therein. The Term Loan Agreement provides for a term loan facility in a principal amount of up to $215.0 million, which matures on January 11, 2019.

The Term Loan Agreement also provides a right of the borrowers to request additional loans, subject to certain conditions and limitations. On October, 22, 2012, the borrowers obtained additional loans under the Term Loan Agreement totaling $40.0 million. As a result, the total facility under the Term Loan Agreement has increased to a principal amount up to $255.0 million, all of which is outstanding.

The description of the Term Loan Agreement contained in this Item 2.03 is qualified in its entirety by reference to the full text of the Term Loan Agreement, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2012, and is incorporated herein by reference.

Item 3.02.    Unregistered Sale of Equity Securities.

On October 24, 2012, the Trust issued 2,936,266 shares of beneficial interest, par value $0.0001 per share, classified as common stock, which we refer to as Common Shares, upon conversion of $20,354,000 original principal amount of the Trust's 6.00% Convertible Guaranteed Notes due 2030, which we refer to as the 2010 Convertible Notes, at the stated current conversion rate of 144.2599 Common Shares per $1,000 principal amount of the 2010 Convertible Notes. The conversion was pursuant to (1) a Conversion Agreement, dated as of October 19, 2012, and (2) an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, which we refer to as the Securities Act. In connection with the conversion, the Trust made a cash payment to the converting holder in the amount of $1,676,314.26, plus accrued and unpaid interest with respect to the 2010 Convertible Notes being converted.

Item 8.01.    Other Events.

On October 24, 2012, the Trust announced that it repaid (1) $93.0 million that was outstanding on its secured credit facility and (2) approximately $57.5 million of indebtedness assumed in the acquisition of Net Lease Strategic Assets Fund L.P.

The information furnished pursuant to this “Item 8.01.  Other Events” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Trust under the Exchange Act or the Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: October 24, 2012	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer